Exhibit 4.2

FIRST AMENDMENT TO

STOCKHOLDER AGREEMENT

The undersigned desire to enter into this First Amendment to Stockholder Agreement, dated this 30th day of March, 2012, and effective as of January 17, 2011, to amend that certain Stockholder Agreement, dated as of January 14, 2011, among Affinion Group Holdings, Inc., a Delaware corporation (the “Company”) and the holders party thereto (the “Stockholder Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Stockholder Agreement.

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 14, 2011, by and among the Company, Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc. (“Webloyalty”), Webloyalty was merged with and into Parker Merger Sub, Inc. (the “Merger”), Webloyalty became an indirect wholly-owned subsidiary of the Company, and certain former equity owners of Webloyalty were issued Common Shares in exchange for their shares in Webloyalty;

WHEREAS, in connection with the Merger, GAP-W, LLC, a former equity owner of Webloyalty, directed that the 3,320,130 Common Shares to which it was entitled (the “GAP-W Shares”) be issued to GAP-W Holdings, L.P.;

WHEREAS, the GAP-W Shares were issued to GAP-W Holdings, L.P. on January 17, 2011, but GAP-W Holdings, L.P. was not made a party to the Stockholder Agreement at such time;

WHEREAS, GAP-W Holdings, L.P. has executed an adoption agreement to the Stockholder Agreement (the “Adoption”) on the date hereof and effective as of January 17, 2011; and

WHEREAS, pursuant to Section 10(h) of the Stockholder Agreement, the Stockholder Agreement may be amended by written agreement of (x) Holders holding at least a majority of the issued and outstanding Common Shares held by all Holders and (y) for so long as any Major Stockholder is a Major Stockholder, such Major Stockholder; provided the written consent of the Company shall be required, in the event that any such amendment, supplement or modification imposes a burden or obligation on the Company or adversely affects a benefit or right of the Company under the Stockholder Agreement.

NOW, THEREFORE, the parties hereto hereby agrees as follows:

Section 1. Amendment.

1.1 The Stockholder Agreement is hereby amended by the replacement of the definition of “General Atlantic” in Section 1 with the following:

“General Atlantic” means GAP-W Holdings, L.P. and the investment partnerships sponsored by General Atlantic LLC that were stockholders of Webloyalty Holdings, Inc.

immediately preceding the acquisition of Webloyalty Holdings, Inc. by Affinion Group, Inc., which investment partnerships, for the avoidance of doubt, are General Atlantic Partners 79, L.P., GAP-W, LLC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC.

1.2 The Stockholder Agreement is hereby amended by the replacement of Schedule I thereto with Exhibit A hereto.

Section 2. Continuing Force and Effect

Except to the extent expressly amended hereby or by the Adoption, the terms and conditions of the Stockholder Agreement shall continue in full force and effect in accordance with their terms.

Section 3. Entire Agreement

This amendment, together with the Adoption and the Stockholder Agreement constitute the entire agreement among the parties to the Stockholder Agreement.

Section 4. Counterparts

This amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd Siegel
Name:	Todd Siegel
Title:	Executive Vice President
and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
Name: Marc Becker
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH,	GENERAL ATLANTIC PARTNERS 79, L.P.
	its General Partner	By:	General Atlantic LLC,
its General Partner
By:	/s/ Thomas J. Murphy
	Name: Thomas J. Murphy	By:	/s/ /Thomas J. Murphy
	Title: Procuration Officer	Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS III, LLC		GAP-W HOLDINGS, L.P.
		By:	General Atlantic GenPar, L.P.,
By:	/s/ Thomas J. Murphy		its General Partner
Name: Thomas J. Murphy
	Title: Managing Director	By:	General Atlantic LLC,
its General Partner

GAP COINVESTMENTS IV, LLC		By:	/s/ Thomas J. Murphy
By:	/s/ Thomas J. Murphy		Name: Thomas J. Murphy Title: Managing Director
Name: Thomas J. Murphy
Title: Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP-W, LLC
By:	General Atlantic GenPar, L.P., its Manager

By:	General Atlantic LLC, its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

EXHIBIT A

[Please see attached]

SCHEDULE I

List of Holders

Name	Address for Notice		Common Shares

Affinion Group Holdings, LLC	Apollo Management V, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019		57,750,000
	Telephone: Email: Attention:	(212) 515-3202 becker@apollolp.com Marc Becker

Vincent D’Agostino / D’Agostino Family Trust A dated 4/8/99	45 Turkey Hill Road South Westport, CT 06880		2,843,439
	Telephone: Email:	(203) 254-9860 dagostinov@yahoo.com
Richard Fernandes / Fernandes Family Trust A Dated June 25, 1999	129 Quarter Horse Lane Fairfield CT 06824		2,966,200
	Telephone: Email:	(203) 255-1736 rick.fernandes@webloyalty.com
GAPCO GmbH & Co. KG	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel		27,289
GAP Coinvestments III, LLC	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel		953,373

Name	Address for Notice	Common Shares

GAP Coinvestments IV, LLC	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel	248,611
GapStar, LLC	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel	218,374
GAP-W, LLC	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel	0
GAP-W Holdings, L.P.	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel	3,320,130
General Atlantic Partners 79, L.P.	General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (212) 759-5708 Email: clanning@generalatlantic.com Attention: General Counsel	12,702,156

Name	Address for Notice	Common Shares

In the case of any notice delivered to General Atlantic, a copy shall be sent to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Facsimile: (212) 757-3990 Attention: Matthew W. Abbott